Calculation of Filing Fee Tables
S-1
Bitcoin Depot Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock offered by the selling stockholders	457(a)	651,786	$ 2.50	$ 1,629,465.00	0.0001381	$ 225.03
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,629,465.00		$ 225.03
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 225.03
Offering Note
[1]	(1) Represents the aggregate number of shares of Class A common stock, par value $0.0001 per share ("Common Stock"), of Bitcoin Depot Inc. that may be sold by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. With respect to the offering of the shares of Common Stock by the selling stockholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holders of such securities. (2) The Proposed Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of Common Stock, as reported on the Nasdaq Capital Market on March 26, 2026. (3) The $1,629,465.00 of securities registered pursuant to this registration statement consists of 651,786 shares of Common Stock that may be sold by the selling stockholders pursuant to the prospectus to which this exhibit is attached.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date